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                                                                    Exhibit 4.03

                    FIRST AMENDMENT dated as of February   , 1998 (this
               "Amendment"), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware
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               corporation (the "Borrower"), the undersigned financial
                                 --------
               institutions party to the Credit Agreement referred to below (the "Lenders"), and THE CHASE MANHATTAN BANK, as agent for the
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               Lenders (in such capacity, the "Agent").
                                               -----

          A. Reference is made to the Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997 (the "Credit
                                                               ------
Agreement") among the Borrower, the Lenders and the Agent.  Capitalized terms
---------
used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Article I.  The following amendments are made
                      -----------------------
to the definitions contained in Article I of the Credit Agreement:

          (a)  The definition of "Baron Entities" is hereby amended to read as
                                  --------------
     follows: "Baron Entities" shall mean the collective reference to Ronald
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     Baron, Baron Capital Group, Inc., Baron Capital, Inc., BAMCO, Inc., Baron
     Capital Management Inc., Baron Asset Fund and any of their respective Affiliates.

          (b)  The definition of "Change in Control" shall be amended by adding
                                  -----------------
     the following sentence at the end thereof: "Notwithstanding the foregoing, no Change in Control will be deemed to have occurred by virtue of the Baron Entities owning directly or indirectly, beneficially or of record, shares representing greater than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower if the Baron Entities shall own greater than 33% of the capital stock of the Borrower solely as a result of stock repurchases made by the Borrower in the ordinary course of business, with no view toward increasing the Baron Entities' relative ownership interest or otherwise changing control of the Borrower; provided that the Baron Entities shall not have
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     acquired directly or indirectly, beneficially or of record, any shares of capital stock of the Borrower since February , 1998, other than (i) pursuant to pro rata stock splits and stock dividends made by the Borrower and (ii) that the Baron Entities, as a whole, may at any time own the same aggregate number of shares of capital stock of the Borrower that they own as of February , 1998 (after giving effect to dispositions and repurchases by the Baron Entities).

          SECTION 2.  Representations, Warranties and Agreements.  The Borrower
                      -------------------------------------------
hereby represents and warrants to and agrees with each Lender and the Agent that:

          (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment.

          (c) The execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all requisite action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other agreement or instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

          (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its
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     terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principals of equity.

          (e) As of the Amendment Effective Date, no Event of Default or Default has occurred and is continuing.

          SECTION 3.  Conditions to Effectiveness.  This Amendment shall become
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effective on the date of the satisfaction in full of the following conditions precedent (the "Amendment Effective Date"):
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          (a)  The Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Required Lenders.

          (b) Ronald Baron and the Borrower shall have entered into a shareholder agreement in form and substance satisfactory to the Agent.

          (c) All legal matters incident to this Amendment shall be satisfactory to the Required Lenders, the Agent and Cravath, Swaine & Moore, counsel for the Agent.

          (d) The Agent shall have received such other documents, instruments and certificates as it or its counsel shall reasonably request.

          SECTION 4.  Credit Agreement.  Except as specifically stated herein,
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the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Loan Agreement as modified hereby.

          SECTION 5.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be executed in any
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number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy
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shall be effective as delivery of a manually executed counterpart of this
Amendment.

          SECTION 7.  Expenses.  The Borrower agrees to reimburse the Agent
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for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                    CHOICE HOTELS INTERNATIONAL, INC.


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE CHASE MANHATTAN BANK,
                                    individually and as Issuing Bank
                                    and Agent


                                      by ____________________________
                                         Name:
                                         Title:


                                    BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                      by ____________________________
                                         Name:
                                         Title:


                                    CRESTAR BANK


                                      by ____________________________
                                         Name:
                                         Title:
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                                                                               5

                                    THE DAI-ICHI KANGYO BANK, LTD.


                                      by ____________________________
                                         Name:
                                         Title:


                                    FIRST NATIONAL BANK OF MARYLAND


                                      by ____________________________
                                         Name:
                                         Title:


                                    FIRST UNION NATIONAL BANK


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE FUJI BANK, LIMITED


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                    NEW YORK BRANCH


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE LONG TERM CREDIT BANK OF JAPAN, LTD.,
                                    NEW YORK BRANCH


                                      by ____________________________
                                         Name:
                                         Title:
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                                                                               6

                                    MELLON BANK, N.A.


                                      by ____________________________
                                         Name:
                                         Title:


                                    NATIONSBANK, N.A.


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE SANWA BANK, LIMITED,
                                    NEW YORK BRANCH


                                      by ____________________________
                                         Name:
                                         Title:


                                    SUMMIT BANK


                                      by ____________________________
                                         Name:
                                         Title:


                                    THE TOYO TRUST & BANKING COMPANY, LTD.,
                                    NEW YORK BRANCH


                                      by ____________________________
                                         Name:
                                         Title:


                                      by ____________________________
                                         Name:
                                         Title: